Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000 tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces Results

For 3rd Quarter 2004

Lynchburg Va., October 21, 2004 ............Bank of the James Financial Group, Inc. (OTCBB:BOJF) (quarterly consolidated results unaudited) reported today total net income after tax of $201,000 or $0.19 per basic share ($0.18 diluted) for the quarter ended September 30, 2004 and $981,000 or $0.96 per basic share ($0.94 diluted) year-to-date compared to net income of $383,000 or $0.41 per basic share ($0.39 diluted) and $1,102,000 or $1.18 per basic share ($1.14 diluted) for the respective periods a year ago. Earnings per share amounts for 2004 reflect the 10% stock dividend paid by the company during January, 2004.

The decline in net income in the third quarter 2004 as compared to third quarter 2003 was due primarily to a loan loss provision of $503,000 in the third quarter 2004 as compared with a loan loss provision of $142,000 in the third quarter 2003. In the course of calculating loan impairment in accordance with FASB 114 for the third quarter of 2004, management determined that certain loans should be downgraded because of deterioration in their credit quality. Of the $503,000 provision made in the third quarter 2004, $199,000 resulted from the reclassification of these loans due to management’s belief that these impaired loans are likely to result in a loss. Although the Bank currently has loans in excess of $900,000 classified as non-performing, management believes the impairment on these loans will be immaterial because the potential losses associated with these loans were charged off against the loan loss reserve in the third quarter. Management does not believe that the amount of non performing loans will increase at an unacceptable rate.

Despite the aforementioned charge associated with the loan loss provision in the third quarter, several positive trends for the quarter and year-to-date were identified. Non-interest income, in large part due to the increase in fees from mortgage origination volume, improved both in the third quarter 2004 and year-to-date 2004. Net interest income for the quarter ended September 30, 2004 was $1,766,000 as compared to net interest income of $1,415,000 in the same quarter of 2003, an increase of 24.8%. The net interest margin, although decreasing to 4.49% in the third quarter of 2004 as compared to 4.69% in the same period a year ago, showed an improvement of 8 basis points from the second quarter 2004. The improvement from the second quarter of 2004 to the third quarter 2004 is attributable to the recent increases in short term rates by the FOMC and the subsequent positive effects on interest income as a result of the Bank’s heavy concentration of adjustable rate loans in the portfolio.

Total assets as of September 30, 2004 were $169,905,000 compared to $145,011,000 at the end of 2003, an increase of $24,894,000 or 17.2%. The increase is attributed to deposit growth and specifically the opening of the Forest, VA branch, as well as the increasing interest rate environment. Deposits grew from $133,486,000 at the period ended December 31, 2003 to $153,509,000 at the end of the third quarter, 2004, for an increase of 15.0%

Loans, net of unearned income and loan loss provision, increased from $114,604,000 as of December 31, 2003 to $132,416,000 as of September 30, 2004, an increase of 15.5%. This increase can be attributed to the Bank’s increased presence in the market and the Bank’s reputation for service, both of which have resulted in additional opportunities for the Bank to participate in quality credit requests. The loan loss reserve of $1,454,000 represented 1.09% of total loans at the end of the third quarter 2004 as compared with $1,543,000 or 1.23% at the end of the second quarter 2004. The decrease in the loan loss reserve is a result of management’s decision to charge off $631,000 in non-performing loans. Management deems this provision to be adequate.

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., currently operates four full service locations as well as a mortgage division in the Lynchburg, Virginia area. The Bank has received regulatory approval to open an additional branch location at 828 Main Street in the downtown area of the City of Lynchburg in the fourth quarter of 2004. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol “BOJF” (some web sites require BOJF.OB to quote).

Selected financial highlights are shown below.

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Cautionary Statement Regarding Forward-Looking Statements

This press release report contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. The Bank undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by the Bank. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Bank of the James’ filings with the Federal Reserve Board.

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Bank of the James Financial Group, Inc.

(000’s) except ratios and percent data

audited

Selected Data:	Three months ending Sept 30, 2004	Three months ending Sept 30, 2003	Change	Year to date Sept 30, 2004	Year to date Sept 30, 2003	Change

Interest income	$2,407	$1,953	23.25%	$6,795	$5,698	19.25%
Interest expense	641	538	19.14%	1,817	1,708	6.38%
Net Interest income	1,766	1,415	24.81%	4,978	3,990	24.76%
Provision for loan losses	503	142	254.23%	634	434	46.08%
Noninterest income	528	425	24.24%	1,306	1,301	0.38%
Noninterest expense	1,486	1,117	33.03%	4,164	3,177	31.07%
Income taxes	104	198	-47.47%	505	578	-12.63%
Net income	201	383	-47.52%	981	1,102	-10.98%
Weighted Average Shares Outstanding	1,031,218	935,630	10.22%	1,021,155	935,630	9.14%
Basic net income per share *	$0.19	$0.41	$(0.22)	$0.96	$1.18	$(0.22)
Fully diluted net income per share	$0.18	$0.39	$(0.21)	$0.94	$1.14	$(0.20)

Balance Sheet at period end:	Sept 30, 2004	Dec 31, 2003	Change	Sept 30, 2003	Dec 31, 2002	Change

Loans, net	$132,416	$114,604	15.54%	$107,830	$85,750	25.75%
Total securities	23,716	14,956	58.57%	10,427	16,478	-36.72%
Total deposits	153,509	133,486	15.00%	122,495	103,509	18.34%
Stockholders’ equity	12,321	11,309	8.95%	11,009	9,973	10.39%
Total assets	169,905	145,011	17.17%	133,741	114,071	17.24%
Shares Outstanding	1,031,632	935,630	96,002	935,630	935,630	—
Book value per share	11.94	12.09	(0.14)	11.77	10.66	$1.11

Daily averages:	Three months ending Sept 30, 2004	Three months ending Sept 30, 2003	Change	Year to date Sept 30, 2004	Year to date Sept 30, 2003	Change

Loans, net	$128,752	$104,672	23.01%	$122,360	$97,699	25.24%
Total securities	23,216	9,579	142.36%	19,265	11,140	72.94%
Total deposits	148,526	115,926	28.12%	142,071	107,435	32.24%
Stockholders’ equity	12,336	10,909	13.08%	11,932	10,555	13.05%
Interest earning assets	156,170	119,771	30.39%	148,263	112,472	31.82%
Interest bearing liabilities	131,085	99,583	31.63%	126,576	93,656	35.15%
Total Assets	164,137	127,098	29.14%	156,329	119,124	31.23%

Financial Ratios:	Three months ending Sept 30, 2004	Three months ending Sept 30, 2003	Change	Year to date Sept 30, 2004	Year to date Sept 30, 2003	Change
Return on average assets	0.49%	1.20%	(0.71)	0.84%	1.24%	(0.40)
Return on average equity	6.46%	13.93%	(7.46)	10.99%	13.96%	(2.97)
Net Interest Margin	4.49%	4.69%	(0.20)	4.49%	4.74%	(0.25)
Efficiency ratio	64.78%	60.71%	4.07	66.26%	60.05%	6.22
Average Equity to average assets	7.52%	8.58%	(1.07)	7.63%	8.86%	(1.23)

Allowance for loan losses:	Three months ending Sept 30, 2004	Three months ending Sept 30, 2003	Change	Year to date Sept 30, 2004	Year to date Sept 30, 2003	Change
Beginning balance	$1,543	$1,277	20.83%	$1,451	$1,081	34.23%
Provision for losses	503	142	254.23%	634	434	46.08%
Charge-offs	(631)	(82)	669.51%	(725)	(202)	258.91%
Recoveries	39	39	0.00%	94	63	49.21%
Ending balance	1,454	1,376	5.67%	1,454	1,376	5.67%

Nonperforming assets:	Sept 30, 2004	Dec 31, 2003	Change	Sept 30, 2003	Dec 31, 2002	Change
Nonaccrual loans	902	100	802.00%	100	42	138.10%
Restructured loans	none	none	—	none	none	—
Total nonperforming loans	902	100	802.00%	100	42	138.10%
Other real estate owned	335	none	—	none	none	—
Total nonperforming assets	1,237	100	1137.00%	100	42	138.10%

Asset quality ratios:	Sept 30, 2004	Dec 31, 2003	Change	Sept 30, 2003	Dec 31, 2002	Change
Nonperforming loans to total loans	0.67%	0.09%	0.59	0.09%	0.05%	0.04
Allowance for loan losses to total loans	1.09%	1.25%	(0.16)	1.26%	1.24%	0.02
Allowance for loan losses to nonperforming loans	161.20%	1451.00%	(1,289.80)	1376.00%	2573.81%	(1,197.81)

*	Basic EPS is calculated using the average shares outstanding for the period. Average shares outstanding increased in 2004 due to the effects of the 10% stock dividend paid on 1/27/04.